UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2012

BIODEL INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-33451

Delaware (State or other jurisdiction of incorporation or organization)	90-0136863 (IRS Employer Identification Number)

100 Saw Mill Road Danbury, Connecticut (Address of principal executive offices)	06810 (Zip code)

(203) 796-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

On November 1, 2012, Biodel Inc. (the "Company") held a special meeting of stockholders at the Company’s headquarters in Danbury, Connecticut (the “Special Meeting”).  At the Special Meeting, the stockholders voted to approve an amendment of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect an increase in the number of shares of the Company’s authorized common stock, par value $.01 per share, from 25,000,000 shares to 62,500,000 shares.

A total of 10,493,033 shares were voted at the Special Meeting. The tabulation of the voting results is as follows:

Agenda Item 1: Increase in the Number of Authorized Common Stock

For	Against	Abstain	Broker Non-Votes
7,436,195	2,830,579	226,259	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 7, 2012

BIODEL INC.

By:  /s/ Paul S. Bavier

        Paul S. Bavier, General Counsel